UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2010, our wholly owned subsidiary, Arena Pharmaceuticals GmbH, or Arena GmbH, entered into a Marketing and Supply Agreement, or Agreement, with Eisai Inc., or Eisai. Under the Agreement, Arena GmbH granted Eisai exclusive rights to commercialize lorcaserin in the United States and its territories and possessions following approval by the U.S. Food and Drug Administration, or FDA, of our New Drug Application, or NDA, for lorcaserin. As part of the Agreement, Arena GmbH will manufacture lorcaserin at its facility in Switzerland, and Eisai will purchase all of its requirements of lorcaserin from Arena GmbH.

Under the Agreement, Arena GmbH will receive an upfront payment of $50 million from Eisai and, upon regulatory approval and the delivery of product supply for launch, up to an additional $90 million in milestone payments, depending on the label and timing of approval. Arena GmbH will sell lorcaserin to Eisai for a purchase price starting at 31.5% of Eisai’s annual net product sales, and the purchase price will increase on a tiered basis to 36.5% on the portion of annual net product sales exceeding $750 million, subject to reduction in the event of generic competition and certain other circumstances. Arena GmbH is also eligible to receive up to an aggregate of approximately $1.2 billion in one-time purchase price adjustment payments based on Eisai’s annual net sales of lorcaserin, with the first and last amounts payable with annual net sales of $250 million and $2.5 billion, respectively. Of these purchase price adjustment payments, Eisai will pay Arena GmbH a total of $300 million for annual net sales of up to $1 billion. In addition, Arena GmbH is eligible to receive up to an additional $70 million in regulatory and development milestone payments.

If the FDA requires development work following approval of the NDA, Eisai will bear 90% and Arena GmbH will bear 10% of the expenses for such work, except that the parties will share equally the costs of certain pediatric or adolescent studies. If additional development work is required by the FDA prior to approval of lorcaserin, the parties will share equally the development expenses for such work.

The parties have agreed to not commercialize outside of the Agreement any product that competes with lorcaserin in the United States. The Agreement includes a stand-still provision limiting Eisai’s ability to acquire Arena’s securities and assets.

Unless terminated earlier, the Agreement will continue in effect until terminated by Eisai following the later of the expiration of all issued lorcaserin patents for the United States and 12 years after the first commercial sale of lorcaserin in the United States. Either party has the right to terminate the Agreement early in certain circumstances, including (a) if the other party is in material breach, (b) for commercialization concerns, and (c) certain intellectual property infringement. Eisai also has the right to terminate the Agreement early in certain circumstances, including (i) if sales of generic equivalents of lorcaserin in the United States exceed sales of lorcaserin in the United States (based on volume), and (ii) if Eisai is acquired by a company that has a product that competes with lorcaserin.

Eisai will indemnify Arena GmbH for certain losses resulting from third-party claims, including for (a) Eisai’s negligence, willful misconduct, or violation of law, (b) Eisai’s breaches under the Agreement, and (c) certain governmental investigations of Eisai.

Arena GmbH will indemnify Eisai for certain losses resulting from third-party claims, including for (a) developmental activities occurring prior to the effective date of the Agreement or for the exploitation of lorcaserin outside of the U.S., (b) Arena GmbH’s negligence, willful misconduct or violation of law, (c) Arena GmbH’s breaches under the Agreement, (d) certain intellectual property infringement, and (e) product liability claims, except to the extent caused by Eisai’s negligence, willful misconduct, or violation of law or Eisai’s breach of the Agreement.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about rights and obligations under the Agreement; expectations, goals and future activities related to such Agreement, including the potential commercialization of lorcaserin, manufacture of lorcaserin, sale of finished product and future development; upfront, milestone, purchase price and other payments that may be received or paid in connection with such agreement; the advancement, therapeutic indication and use, safety, efficacy, tolerability and potential of lorcaserin; and regulatory review and potential regulatory approval and commercial launch of lorcaserin. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to the implementation and continuation of the marketing and supply agreement with Eisai and dependence on Eisai; regulatory authorities or advisors may not find data from our clinical trials and other studies sufficient for regulatory approval; the timing and our ability to receive regulatory approval for our drug candidates; the ability to enter into agreements to develop or commercialize lorcaserin and other of our compounds or programs; the ability to commercialize lorcaserin; the timing, success and cost of the lorcaserin program and other of our research and development programs; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner we or others expect or at all; our ability to obtain adequate funds; our ability to obtain and defend our patents; and the timing and receipt of payments and fees, if any, from Eisai and our collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2010	Arena Pharmaceuticals, Inc.

		By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and
Secretary